Exhibit 5.1

June 13, 2022

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

Re:	Grom Social Enterprises, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Grom Social Enterprises, Inc., a Florida corporation (the “Company”), in connection with Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on February 10, 2022 (File No. 333-262639) (the “Initial Registration Statement”, as amended, the “Registration Statement”) with respect to the registration of the proposed resale of up to an aggregate of 3,544,423 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), including: (i) an aggregate of 3,240,741 shares (collectively, the “Conversion Shares”) of Common Stock issuable upon the conversion of an outstanding convertible promissory note of the Company in the principal amount of $1,750,000, dated January 20, 2022 (the “Note”), and (ii) up to an aggregate of 303,682 shares (collectively, the “Warrant Shares”) of Common Stock issuable upon the exercise in full of certain outstanding warrants of the Company, dated January 20, 2022 (the “Warrants”), plus an indeterminate number of shares of Common Stock as may be issuable under Rule 416 of the Securities Act to prevent dilution from stock splits, stock dividends or other distribution, recapitalization or similar transactions, for the account of the selling stockholder identified in the Registration Statement.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto, (d) the forms of the Notes and the Warrants, and (e) such certificates, documents and records as we have deemed to appropriate in order to enable us to render the opinions set forth herein. In addition to the foregoing, we also have relied, exclusively as to matters of fact, upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Conversion Shares have been duly authorized by the Company and when issued and paid for in accordance with the terms and conditions of a Note, such Conversion Shares will be validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company and when issued and paid for in accordance with the terms and conditions of a Warrant, such Warrant Shares will be validly issued, fully paid and nonassessable.

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We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein assume the laws of the State of Florida as applied here are the same as in those jurisdictions. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP

Lucosky Brookman LLP

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